Exhibit 107

Calculation of Filing Fee Table

Form S-1

(Form Type)

Proficient Auto Logistics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1-Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)		Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(a)	16,483,332	$16.00	$263,733,312	(2)	0.0001476	$38,928.00
Fees Previously Paid	Equity	Common Stock, $0.01 par value per share	Rule 457(o)	—	—	$100,000,000	(3)	0.0001476	$14,760.00
	Total Offering Amounts					$263,733,312			$38,928.00
	Total Fees Previously Paid								14,760.00
	Total Fee Offsets								—
	Net Fee Due								$24,168.00

(1)	Includes 2,149,999 shares of common stock, par value $0.01 per share, subject to the underwriters’ option to purchase addition shares.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)	Previously estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.